Exhibit 10.24

FUND, L.P.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (together with the Investor Questionnaire attached hereto, the “Agreement”) is entered into by and among LC Advisors, LLC, a California limited liability company (the “General Partner”),                      Fund, L.P., a Delaware limited partnership (the “Partnership”), and the investor named on the signature page hereto (the “Investor”) in connection with the Investor’s purchase of a limited partner interest in the Partnership (the “Interest”) and admission as a Limited Partner therein pursuant to the Partnership’s Limited Partnership Agreement (the “Partnership Agreement”). Capitalized terms used herein but not defined shall have the meanings given to them in the Partnership Agreement.

The Investor, General Partner and the Partnership hereby agree as follows.

1. Issuance and Sale of Limited Partner Interest. Subject to the terms and conditions of this Agreement and the Partnership Agreement, Investor hereby subscribes for and agrees to (i) acquire the Interest, (ii) contribute to the Partnership capital in an amount equal to the subscription amount set forth opposite the Investor’s name on the signature page hereto, and (iii) become a party to the Partnership Agreement and be admitted as a Limited Partner of the Partnership. This subscription may be rejected in whole or in part by the General Partner. Subject to the terms and conditions set forth herein and in the Partnership Agreement, the Investor’s obligation to subscribe for and pay for the Interest shall be complete and binding upon the Investor’s execution and delivery of this Agreement and acceptance thereof by the General Partner. The Investor hereby agrees that this subscription is and shall be irrevocable and shall survive and shall not be affected by the subsequent death, disability, incapacity, dissolution, bankruptcy or insolvency of the Investor.

2. Acceptance of Subscription; Obligations under Partnership Agreement. It is understood and agreed that this Agreement is made subject to the following terms and conditions:

(a) The General Partner shall have the right to accept or reject the Investor’s subscription, in whole or in part, in its sole and absolute discretion, and this subscription shall be deemed to be accepted by the General Partner only when the Investor has been admitted as a Limited Partner of the Partnership by execution of this Agreement by the Investor and execution evidencing acceptance of this Agreement by the General Partner. The General Partner will inform the Investor of the targeted effective date of such Investor’s subscription upon or prior to the General Partner’s receipt of the complete subscription package. The General Partner will inform the Investor of the acceptance or rejection of such Investor’s subscription within the 30 day period immediately prior to such targeted effective date.

(b) Upon the Investor’s admission as a Limited Partner as provided for in paragraph 2(a), the Investor agrees to be bound by all the terms and provisions of the Partnership Agreement and will perform all obligations therein imposed upon a Limited Partner with respect to the Interest. By counter- signing the acceptance of this Agreement, the General Partner agrees to be bound by all the terms and provisions of the Partnership Agreement.

(c) The Investor understands that the Interest will not be evidenced by a certificate subject to Article 8 of the Uniform Commercial Code.

3. Power of Attorney. By executing this Agreement, the Investor is hereby granting to the General Partner a special power of attorney, making, constituting and appointing the General Partner as the Investor’s attorney in fact, with power and authority to act in the Investor’s name and on the Investor’s behalf to execute, acknowledge and swear to the execution, acknowledgment and filing of documents necessary to create, operate, dissolve and liquidate the Partnership in accordance with the terms of the Partnership Agreement (in substantially the form furnished to the Investor) and the Partnership Agreement to be entered into with other Limited Partners (and in which the General Partner will agree as attorney for the Investor to be bound by the terms of the Partnership Agreement). In the event of any conflict between the Partnership Agreement and any document filed pursuant to this power of attorney, the Partnership Agreement shall control. The special power of attorney being granted hereby by the Investor: (i) is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death, disability or legal incapacity of the Investor; and (ii) may be exercised by an individual member of the General Partner signing individually for each Limited Partner or for all of the Limited Partners executing any particular instrument.

4. Closing. The closing of the sale and purchase of the Interest (the “Closing”) shall take place on such date as shall be selected by the General Partner, but shall be no later than the next scheduled monthly closing of the Partnership immediately following confirmation by the General Partner of the acceptance of the Investor’s subscription. The Investor shall submit its capital contribution in accordance with the General Partner’s instructions no later than the last business day of the month in which the Closing takes place. Capital will be contributed to the Partnership in connection with the Closing on the first business day of the following month. All representations and warranties contained herein shall be true and correct as of the date hereof and as of the date of the Closing.

5. Representations and Warranties.

(a) The Partnership hereby represents and warrants to the Investor as of the date hereof as follows:

(i) The Partnership is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware. The Partnership has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver the Partnership Agreement.

(ii) All action on the part of the Partnership necessary for the authorization of the Partnership Agreement has been taken. The Partnership Agreement, when executed and delivered, will be valid and binding obligations of the Partnership enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Partnership Agreement may be limited by applicable laws.

(iii) The Partnership has no material liabilities and, to its knowledge, no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

(iv) The Partnership is not in violation or default of any term of its charter documents of any provision of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or, to its knowledge, by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Partnership. The execution, delivery, and performance of and compliance with the Partnership Agreement, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Partnership or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Partnership, its business or operations or any of its assets or properties.

(v) There is no action, suit, proceeding or investigation pending or, to the Partnership’s knowledge, currently threatened in writing against the Partnership that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of the Partnership, financially or otherwise.

(vi) The Partnership is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, operating results or operations of the Partnership. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of the Partnership Agreement, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after any Closing, as will be filed in a timely manner. The Partnership has all franchises, permits and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, assets, properties or financial condition of the Partnership and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

(vii) The Partnership is not, will not be and is not required to be, registered under the Investment Company Act.

(viii) The Partnership will remain within the scope and terms of Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

(ix) Neither this Agreement nor the exhibits hereto nor any other document delivered by the Partnership to the Investor or their attorneys or agents in connection with the Closing or with the transactions contemplated thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(b) The Investor hereby represents and warrants to the General Partner and the Partnership as follows:

(i) The Investor has been advised that neither the Interest nor the offering of the Interest has been registered under the Securities Act or applicable state securities laws, but is being offered and sold pursuant to exemptions from such laws. The Investor has also been advised that the Partnership will not be registered under the Investment Company Act. The Partnership and the General Partner are relying in part on the Investor’s representations and warranties contained in this Section 5(b) (i) and the Investor Questionnaire for the purpose of qualifying for such exemptions from registration. Accordingly, the Investor hereby represents and warrants to the Partnership and the General Partner as follows:

(ii) The Interest is being acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to distributing all or any part thereof within the meaning of the Securities Act. The Investor has no present intention of selling, granting any participation in or otherwise distributing the Interest, in whole or in part, in any manner contrary to the Securities Act or any applicable state securities law. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Interest, in whole or in part. The Investor understands and acknowledges that the Partnership will have no obligation to recognize the ownership, beneficial or otherwise, of the Interest to anyone but the Investor, except as specifically provided in the Partnership Agreement.

(iii) The Investor has been solely responsible for its own due diligence investigation of the Partnership and its business and analysis of the merits and risks of the investment and subscription made pursuant to this Agreement. The Investor is not relying on anyone else’s analysis or investigation of the Partnership, its business or the merits and risks of the Interest, other than professional advisers employed specifically by the Investor to assist it. The Investor may rely upon the Private Placement Memorandum provided to Investor. In taking any action or performing any role relative to arranging the investment being made pursuant to this Agreement, the Investor has acted solely in its own interest and not in that of any other party, and no other party has acted as an agent or fiduciary for the Investor.

(iv) The Investor has received, read and understood the Partnership Agreement, Memorandum, and this Agreement. The Investor has been afforded an opportunity to ask questions of and receive answers from the General Partner and its members or officers concerning the transactions contemplated by the Partnership Agreement, the Memorandum, and this Agreement The General Partner and its members or officers have made available all additional information which the Investor has requested in connection with the transactions contemplated by the Partnership Agreement, the Memorandum, and this Agreement (to the extent the General Partner (a)has such information or could acquire it without unreasonable effort or expense and (b) may disclose such information under applicable law and regulations) necessary to verify the accuracy of information otherwise furnished by the General Partner or its members or officers. The Investor has investigated the acquisition of the Interest to the extent it deemed necessary or desirable, and the General Partner has provided the Investor with any assistance the Investor has requested in connection therewith. No representations or warranties have been made to the Investor by the Partnership, the General Partner, or any agent of the General Partner other than as set forth in the Partnership Agreement, the Memorandum or this Agreement.

(v) The Investor, either alone or with the assistance of its professional adviser, has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of acquisition of the Interest and of making an informed investment decision with respect thereto.

(vi) The investment in the Interest is suitable for the Investor based upon its investment objectives and financial needs. The Investor’s overall commitment to investments that are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Interest will not cause such overall commitment to become excessive. Furthermore, the Investor’s financial condition is such that the Investor is able to bear the loss of the Investor’s entire investment in the Partnership or risk of holding the Interest for an indefinite period of time.

(vii) The Investor recognizes that the investment in the Partnership is an investment involving a high degree of risk. The Investor is aware that the Partnership will be making illiquid investments in loans with maturities of three or five years. The Investor has carefully read and understands the risk factors contained in the Memorandum and understands that there can be no assurance that the Partnership will be able to obtain any goals for investment or return on investment.

(viii) The Investor is aware that its rights to transfer the Interests are restricted by the Securities Act, applicable state securities laws and laws of other jurisdictions, the Partnership Agreement, and the absence of a market for the Interest. The Investor further understands that (i) limited partner interests in the Partnership will not be, and Limited Partners have no rights to require that such interests be, registered under the Securities Act; (ii) there will be no public market for the Partnership’s limited partner interests; (iii) the Investor may not be able to avail itself of exemptions available for resale of the Interest without registration, and accordingly, may have to hold the Interest indefinitely; and (iv) it may not be possible for the Investor to liquidate its investment in the Partnership.

(ix) The Investor is an “accredited investor” and a “qualified purchaser” as indicated by its responses to Parts 2 and 3, respectively, of the Investor Questionnaire. The Investor agrees to provide any additional documents and information that the General Partner reasonably requests for purposes of determining the Investor’s status as an accredited investor or qualified purchaser.

(x) The Investor is not relying on the Partnership, the General Partner or any of their partners, members, officers, employees, agents or representatives for legal, investment or tax advice, and the Investor has sought independent legal, investment and tax advice to the extent the Investor has deemed necessary or appropriate in connection with its decision to subscribe for the Interest. Furthermore, the Investor understands that no United States federal or state agency or agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the offering and sale of the Interest or of the Partnership Agreement.

(xi) The Investor is not acquiring the Interest with a view to realizing any benefits under United States federal income tax laws, and no representations have been made to the Investor that any such benefits will be available as a result of the Investor’s acquisition, ownership or disposition of the Interest.

(xii) The Investor represents, warrants and agrees that it will provide at the Closing a properly completed Form W-8BEN, W-8IMY, W-8EXP, W-8ECI or W-9, as appropriate (a “Withholding Certificate”), and the Investor shall cooperate with the General Partner upon the General Partner’s request to update and maintain such Withholding Certificate in a timely manner.

(xiii) If the Investor is a natural person (or the alter ego of a natural person, e.g., an IRA, self-directed retirement plan, or revocable grantor trust), the execution, delivery and performance by the Investor of this Agreement and the Partnership Agreement are within such person’s legal right, power and capacity, require no action by or in respect of, or filing with, any governmental body, agency, or official (except as disclosed in writing to the General Partner and which have been obtained or fully complied with), and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which such person is a party or by which such person or any of his or her properties or assets is bound. This Agreement and the Partnership Agreement will constitute valid and binding agreements of such person, enforceable against such person in accordance with their terms.

(xiv) If the Investor is (1) a corporation, limited liability company, trust, partnership or other entity or organization or (2) an individual retirement account or self-directed employee benefit plan, the Investor hereby represents and warrants that: (i) the Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Investor has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Partnership Agreement; (iii) the Investor has obtained all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained in connection with its execution of this Agreement and the performance of its obligations hereunder and under the Partnership Agreement; (iv) the person signing this Agreement on its behalf has been duly authorized to execute this Agreement; and (v) such execution, delivery and performance does not violate, or conflict with, the terms of any agreement or instrument to which you are a party or by which the Investor is bound. This Agreement has been duly executed by the Investor and constitutes, and the Partnership Agreement, when the Investor is admitted as a Limited Partner, will constitute, a valid and legally binding agreement of the Investor.

(xv) If the Investor is a trust, the Investor represents and warrants that: (i) the name and contact information for each trustee has been provided to the General Partner and the Investor will promptly provide new contact information to the General Partner as necessary or appropriate; (ii) if the trust has multiple trustees, the parties executing this agreement are sufficient to bind the trust to the terms of this agreement; (iii) the trust has not been revoked, modified or amended in a manner that would question or limit the validity or enforceability of this agreement against the Investor; (iv) the General Partner has been provided with the correct title under which trust assets are to be held under the terms of the trust; and (v) the purchase of the Interest is in compliance with the terms of the trust as in effect at the time of such purchase.

(xvi) If the Investor is an ERISA Partner1 the Investor represents and warrants that:

(xvii) The Investor has made the appropriate representations in Part 1 of the Investor Questionnaire regarding its status as an ERISA Partner.

(xviii) The Investor is aware of, and understands, the Plan Asset Regulations, the fiduciary requirements contained in Part 4 of Subtitle B of Title I of ERISA (including, but not limited to, the prudence and diversification requirements contained in Section 404 of ERISA), and the prohibited transaction provisions contained in Sections 406 and 408 of ERISA and Section 4975 of the Code.

(xix) The Investor understands that, so long as the assets of the Partnership are not considered to be “plan assets” within the meaning of ERISA or the regulations promulgated thereunder, none of the Partnership, the General Partner or any of the Affiliates of the Partnership or General Partner will be a “fiduciary” (as defined in ERISA) of the Investor solely by reason of the Investor’s investment in the Partnership. The Investor also understands that, because the General Partner expects that the aggregate value of the investment in the limited partner interests of the Partnership by ERISA Partners will be less than 25% of the aggregate value of all such interests, the Partnership does not intend to comply with the requirements of ERISA or Section 4975 of the Code. The Investor further understands that neither the Partnership nor the General Partner can give any assurance that the aggregate value of the investment in the limited partner interests by “benefit plan investors” (as defined in ERISA) will be less than 25% of the aggregate value of all such interests, that the structure of particular investments of the Partnership will satisfy the requirements of the Plan Asset Regulations, or that the assets of the Partnership will not be deemed to be “plan assets” under current or future law.

(xx) The Investor has carefully reviewed the Partnership Documents and understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Partnership. The Investor has given appropriate consideration to the facts and circumstances relevant to its investment in the Partnership and has determined that such investment is reasonably designed, taking into account the other investments of the Investor, to further the purposes of the Investor. Taking into account the other investments of the Investor and the diversification thereof, the Investor’s investment in the Partnership is consistent with (and does not violate) the applicable requirements of ERISA, including, but not limited to, those contained in Section 404 of ERISA, and the requirements contained in Section 4975 of the Code, and the Investor’s investment in the Partnership is consistent with the cash flow requirements, investment objectives, funding policy and other governing documents of the Investor.

(xxi) The Investor acknowledges that the Partnership, the General Partner and certain of their Affiliates are subject to certain anti-money laundering and related provisions and otherwise prohibited from engaging in transactions with, or providing services to, certain foreign countries, territories, entities and individuals, including without limitation, specially designated nationals, specially designated narcotics traffickers and other parties subject to United States government or United Nations sanctions and embargo programs. In furtherance of the foregoing:

(xxii) The Investor hereby represents and warrants the following and shall promptly notify the General Partner if any of the following ceases to be true and accurate:

(xxiii) To the best of the Investor’s knowledge based upon appropriate diligence and investigation, none of the cash or property that the Investor has paid or will pay or contribute to the Partnership has been or shall be derived from or related to any activity that is deemed criminal under United States law, nor will the proposed investment by the Investor in the Partnership, which is being made on its own behalf or, if applicable, on behalf of any beneficial owners, directly or indirectly contravene United States federal, state, international or other laws or regulations, including any AML Laws.

(xxiv) No contribution or payment by the Investor to the Partnership or the General Partner, to the extent within the Investor’s control, shall cause the Partnership or General Partner to be in violation of any AML Laws, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, and the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(xxv) The Investor understands and agrees that if at any time it is discovered that any of the representations in this Section 5(b)(xxi) are untrue or inaccurate, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the General Partner may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to segregation or redemption of the Investor’s investment in the Partnership.

(xxvi) The Investor acknowledges that the Partnership, the General Partner or any administrator acting on behalf of the Partnership may require further documentation verifying the Investor’s identity or the identity of the Investor’s beneficial owners, if any, and the source of funds used to purchase the Interest. The Investor hereby agrees to provide such documentation as may be requested by the General Partner. Furthermore, the Investor acknowledges and agrees that the Partnership or General Partner may release confidential information regarding the Investor and, if applicable, any of the Investor’s beneficial owners, to government authorities if the General Partner, in its sole discretion, determines after consultation with counsel that releasing such information is in the best interest of the Partnership in light of any AML Law.

(xxvii) If the Investor is a resident of the United States, the Investor is a resident of the state identified in its address set forth under its signature hereto and the offer of the Interest was made to the Investor in such state and the Investor intends that the state securities laws of that state (excluding any other state law) shall govern this transaction.

(xxviii) If the Investor is not a resident of the United States, the Investor understands that it is the Investor’s responsibility to satisfy itself as to full observance of laws of any relevant territory outside of the United States in connection with the offer and sale of the Interest, including obtaining any required governmental or other consents, making any filings or observing any other applicable formalities.

[1]	ERISA Partner includes individual retirement accounts, Keoghs, and other tax-qualified retirement plans and accounts that are subject to the Code’s prohibited transaction rules. Pursuant to the Partnership Agreement, “ERISA Partner” shall mean any Limited Partner which is: (i) a “benefit plan investor” (within the meaning of Section (f)(2) of the Plan Asset Regulations) subject to ERISA or (iv) deemed to hold “plan assets” under the Plan Asset Regulations and consequently subject to regulation under ERISA. For purposes of this Agreement, a Limited Partner shall not be an ERISA Partner unless and until it provides notice of such fact (including via such Limited Partner’s Subscription Agreement) to the General Partner.

(xxix) The Investor represents and warrants that the information provided in Limited Partner Information attached hereto as Exhibit A is accurate, and that the Investor shall promptly notify the General Partner of any change to such information.

(xxx) The foregoing representations and warranties and all representations and warranties made by the Investor in the Investor Questionnaire are true and accurate as of the date hereof and shall be true and accurate as of the Closing and shall survive the date of Closing. If in any respect such representations and warranties shall not be true and accurate prior to or at the Closing, the Investor shall give immediate notice of such fact to the General Partner:

LC Advisors

71 Stevenson Street, Suite 300

San Francisco, CA 94105

Attention:

Email:

Fax:

6. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein by either party will survive the execution and delivery of this Agreement and the sale and purchase of the Interest in the Partnership until the termination of the applicable statute of limitations.

7. Further Agreements. The Investor understands that the information provided herein (including the Exhibits hereto) will be relied upon by the Partnership and the General Partner for the purpose of determining the Investor’s eligibility to purchase the Interest. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine its eligibility to purchase the Interest. In addition, the Investor will furnish to the Partnership, upon request, any other information reasonably determined by the General Partner to be necessary or convenient for the formation, operation, dissolution, winding up or termination of the Partnership, including, if relevant, information with respect to the foreign citizenship, residency, ownership or control of the Investor and its beneficial owners so as to permit the General Partner to evaluate and comply with any regulatory and tax requirements applicable to the Partnership or proposed investments of the Partnership; provided that (i) such other information is in the Investor’s possession or is available to the Investor without unreasonable effort or expense and (ii) the Investor’s obligation with respect to such other information shall not apply to information that the Investor is required by law or agreement to keep confidential.

8. Indemnification.

(a) To the maximum extent permitted by law, the Investor shall indemnify and hold harmless the Partnership, the General Partner, the Management Company and each equityholder, member, director, officer, employee or agent against any loss, expense, damage or injury suffered or sustained by such indemnified person by reason of any breach of any representation or warranty, or any breach of or failure to comply with any covenant or undertaking, made by the Investor or on the Investor’s behalf in this Agreement (including the Exhibits hereto) or in any other document (other than the Partnership Agreement) the Investor furnished to any of the foregoing pursuant to this Agreement. Notwithstanding the foregoing, the Investor’s maximum liability hereunder shall be limited to the aggregate amount invested by the Investor in the effected Partnership, except in the case of any loss, expense, damage or injury arising out of the fraud, willful misconduct or intentional acts or omissions of the Investor.

(b) To the maximum extent permitted by law, the General Partner and the Partnership shall indemnify and hold harmless the Investor and each equityholder, member, director, officer, employee or agent against any loss, expense, damage or injury suffered or sustained by such indemnified person by reason of any breach of any representation or warranty, or any breach of or failure to comply with any covenant or undertaking, made by the General Partner or the Partnership in this Agreement or in any other document (other than the Partnership Agreement) or any liabilities related to the operation of LendingClub Corporation. Notwithstanding the foregoing, the General Partner and the Partnership’s maximum liability hereunder shall be limited to the aggregate amount invested by the Investor in the effected Partnership, except in the case of any loss, expense, damage or injury arising out of the gross negligence, willful misconduct or intentional acts or omissions of the General Partner and the Partnership or liabilities related to the operation of LendingClub Corporation.

9. Expenses. Each party hereto will pay its own expenses relating to this Agreement and the purchase of the Interest hereunder, except as set forth in the Partnership Agreement with respect to organizational expenses payable by the Partnership.

10. Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally but only with the written consent of the Investor and the General Partner.

11. Acceptance of Subscription. The General Partner may accept in its sole discretion all or any portion of the requested subscription amount set forth on the signature page to this Agreement. The General Partner will inform the Investor of the targeted effective date of such Investor’s subscription upon or prior to the General Partner’s receipt of the complete subscription package and will inform the Investor of the acceptance or rejection of such Investor’s subscription within the 30 day period immediately prior to such targeted effective date. If so accepted, this Agreement may not be cancelled, terminated or revoked by the Investor. The General Partner may also reject in its sole discretion the Investor’s entire requested subscription amount.

12. Severability. In the event any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

13. Counterparts. This Agreement may be executed in any number of counterparts and, when so executed, all of such counterparts shall constitute a single instrument binding upon all parties notwithstanding the fact that all parties are not signatory to the original or to the same counterpart.

14. Governing Law. The interpretation and enforceability of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of Delaware as such laws are applied in connection with partnership agreements entered into and wholly performed upon in Delaware by residents of Delaware. To the extent permitted by the Act and other applicable law, the provisions of this Agreement shall supersede any contrary provisions of the Act or other applicable law.

THE INVESTOR AND THE GENERAL PARTNER, ON BEHALF OF ITSELF AND THE PARTNERSHIP, IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THE GENERAL PARTNER, OR THE MANAGEMENT COMPANY, ANY SERVICE COMPANY (OR THEIR RESPECTIVE EQUITYHOLDERS, MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS, IN THEIR CAPACITY AS SUCH OR IN ANY RELATED CAPACITY) OR THE PARTNERSHIP, OR IN ANY WAY RELATING TO THIS AGREEMENT, THE PARTNERSHIP AGREEMENT OR ANY OFFERING MATERIALS.

15. Headings. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SIGNATURE PAGE

In witness whereof, the undersigned has executed this Agreement as of the date set forth below.

Date:	Subscription Amount: $

INDIVIDUAL INVESTOR:	ENTITY INVESTOR:

Sign Name	Name of Investor

BY:
Print Name	Sign Name of Representative

Joint Accounts:
Print Name of Representative

Sign Name of Joint Account Holder	Title

Print Name of Joint Account Holder	Sign Name of Co-Trustee or Co-Signer (if required)

SUBSCRIPTION ACCEPTED:

GENERAL PARTNER: LC ADVISORS, LLC		FUND: FUND, L.P.

By: LC Advisors, LLC, its General Partner

BY:		BY:
	Name:		Name:
	Title:		Title:

$:
	Accepted Subscription Amount		Date	Subscription Effective Date

Date